Exhibit 99.1

National Bank Holdings Corporation Announces

Second Quarter 2021 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter
	2Q21	1Q21	2Q20
Net income ($000's)	$24,200	$26,812	$17,705
Earnings per share - diluted	$0.77	$0.86	$0.57
Return on average tangible assets(1)	1.41%	1.65%	1.16%
Return on average tangible common equity(1)	13.41%	15.20%	10.98%

(1)	Ratios are annualized. See non-GAAP reconciliations starting on page 14.

In announcing these results, Chief Executive Officer Tim Laney shared, “We built strong momentum during the second quarter, delivering solid loan growth and earnings of $0.77 per diluted share. Our resumed focus on new business development drove annualized loan growth of 8.4%, net of PPP loans, during the second quarter. We maintained our proven track record of exceptional credit quality with year-to-date annualized net charge-offs of just four basis points. We realized meaningful new relationship growth during the quarter and brought our cost of deposits down another four basis points.”

Mr. Laney added, “We are pleased with the economic recovery in our markets and are committed to delivering additional growth as we look to the second half of 2021. We are inspired by our clients’ fortitude during this economic recovery period, and we are well-positioned with a strong Common Equity Tier 1 ratio of 15.31% to provide our clients the tools they need to succeed.”

Second Quarter 2021 Results

(All comparisons refer to the first quarter of 2021, except as noted)

Net income totaled $24.2 million, or $0.77 per diluted share, during the second quarter of 2021, compared to $26.8 million, or $0.86 per diluted share during the first quarter. The return on average tangible assets was 1.41%, compared to 1.65%, and the return on average tangible common equity was 13.41%, compared to 15.20% last quarter.

Net Interest Income

Fully taxable equivalent net interest income totaled $46.1 million during the second quarter of 2021, a decrease of $0.3 million compared to the first quarter. Excluding PPP loan fee income of $2.0 million, which was $0.6 million lower than last quarter, net interest income increased $0.2 million. As of June 30, 2021, the remaining unamortized PPP loan fees totaled $5.0 million. The fully taxable equivalent net interest margin narrowed 20 basis points to 2.82% driven by higher levels of excess cash liquidity and lower PPP loan forgiveness income during the second quarter. The yield on earning assets decreased 24 basis points, and our cost of deposits decreased four basis points to 0.24%.

Loans

Total loans ended the quarter at $4.3 billion consistent with the prior quarter as the second quarter’s strong loan origination activity was offset by PPP loan balance declines. Excluding PPP loans, total loans increased $85.6 million or 8.4% annualized, led by commercial loan growth of $93.3 million, or 13.6% annualized. Second quarter loan originations totaled $362.1 million, led by commercial loan originations of $247.3 million. Excluding PPP loans, the second quarter’s loan originations more than doubled the first quarter’s loan origination level increasing $189.0 million over the first quarter or 109.2%.

Asset Quality and Provision for Loan Losses

The Company released $5.9 million of provision during the quarter, including a release of $0.6 of unfunded loan commitment reserves, driven by strong asset quality and an improved outlook in the CECL model’s underlying economic forecast. Annualized net charge-offs totaled 0.07% of total loans, compared to 0.01% in the prior quarter. Non-performing loans (comprised of non-accrual loans and non-accrual TDRs) improved six basis points to 0.32% of total loans, and non-performing assets improved seven basis points to 0.44% of total loans and OREO. The allowance for credit losses as a percentage of total loans totaled 1.14% at June 30, 2021. Excluding PPP loans, non-performing loans totaled 0.33% of total loans, non-performing assets totaled 0.46% of total loans and OREO, and the allowance for credit losses as a percentage of total loans totaled 1.18% at June 30, 2021.

Deposits

Average total deposits increased $317.3 million or 22.0% annualized, to $6.1 billion for the second quarter 2021. Average transaction deposits (defined as total deposits less time deposits) increased $347.1 million or 28.9% annualized. The mix of transaction deposits to total deposits improved 79 basis points to 85.0% at June 30, 2021. The loan to deposit ratio totaled 69.8% at June 30, 2021, compared to 71.7% at March 31, 2021. The cost of deposits decreased four basis points from the prior quarter to 0.24%.

Non-Interest Income

Non-interest income totaled $25.3 million, a decrease of $8.1 million, driven by lower mortgage banking income. Service charges and bank card fees increased a combined $0.6 million during the quarter. Included in other non-interest income were $0.8 million and $1.6 million of gains on fixed assets sales from banking center consolidations during the second and first quarters, respectively.

Non-Interest Expense

Non-interest expense totaled $46.3 million, a decrease of $3.3 million primarily due to lower mortgage banking related compensation and lower banking center consolidation-related expense. Occupancy and equipment decreased $0.4 million largely due to efficiencies gained from the completion of the previously announced banking center consolidations. Banking center consolidation-related expense totaled $0.3 million and $1.3 million during the second and first quarters, respectively. The fully taxable equivalent efficiency ratio totaled 64.5% at June 30, 2021, compared to 61.8% at March 31, 2021.

Income tax expense totaled $5.4 million during the second quarter, compared to $5.7 million. Included in income tax expense was $0.2 million of tax benefit from stock compensation activity during the second and first quarters 2021. Adjusting for stock compensation activity, the effective tax rate for the second quarter 2021 was 19.1%, compared to 18.0% during the prior quarter. The lower rate compared to the statutory rate reflects the continued success of our tax strategies and tax-exempt income.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The Tier 1 leverage ratios at June 30, 2021 for the consolidated company and NBH Bank was 10.57% and 9.00%, respectively. Shareholders’ equity totaled $851.9 million at June 30, 2021 and increased $19.9 million from the prior quarter due to higher retained earnings and accumulated other comprehensive income.

Common book value per share increased $0.57 to $27.66 at June 30, 2021. The quarter’s earnings and higher accumulated other comprehensive income, net of dividends paid, increased the tangible common book value per share by $0.60 to $24.01 at June 30, 2021. Excluding accumulated other comprehensive income, the tangible book value per share increased $0.55 to $23.95 at June 30, 2021.

Recent Events

The COVID-19 pandemic has caused substantial disruption to the communities we serve and has changed the way we live and work.  We remain committed to ensuring our associates, clients and communities continue to receive the support they need. Our banking centers are fully operational, and we continue to leverage our digital banking platform with our clients. Our teams have been working diligently to support our clients who are experiencing financial hardship due to COVID-19 through participation in the SBA’s Paycheck Protection Program, including assistance with PPP loan forgiveness applications, and loan modifications, as needed. The full extent to which COVID-19 impacts our business and financial results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact, the impacts of new variants of the virus, and the timing, distribution, efficacy and public acceptance of vaccines and other treatment for COVID-19.

Year-Over-Year Review

(All comparisons refer to the first six months of 2020, except as noted)

Net income totaled $51.0 million, or $1.63 per diluted share, an increase of $17.5 million, or 52.1% over the first six months of 2020. The return on average tangible assets increased 39 basis points to 1.53%, and the return on average tangible common equity increased 391 basis points to 14.29%.

Fully taxable equivalent net interest income totaled $92.6 million, decreasing $7.6 million or 7.6%, as a result of interest rate actions taken by the Federal Reserve during 2020 and lower non-PPP loan balances. Average earning assets increased $838.1 million, or 15.1%, primarily driven by increases in average interest bearing cash balances of $734.8 million and average investment securities of $353.3 million. The fully taxable equivalent net interest margin narrowed 70 basis points to 2.92% due to lower earning asset yields. The yield on earning assets decreased 100 basis points, driven by the remix of assets into lower-yielding cash balances and an 18 basis point decrease in the originated loan portfolio yields. The cost of deposits decreased 29 basis points to 0.26%.

Loans outstanding totaled $4.3 billion, decreasing $481.6 million or 10.1%, due to loan payoffs including lower PPP loan balances of $219.0 million as a result of PPP loan forgiveness. New loan originations over the trailing 12 months totaled $1.1 billion, led by commercial loan originations of $649.3 million including PPP loan originations of $121.3 million.

Average total deposits increased $990.3 million, or 20.0%, to $5.9 billion for the first six months of 2021. Average non-interest bearing demand deposits increased $980.9 million or 76.2%, and average transaction deposits increased $1.1 billion, or 28.0%. The mix of transaction deposits to total deposits increased by 441 basis points to 85.0% at June 30, 2021. The mix of non-interest bearing demand deposits to total deposits improved to 39.6% from 27.8% at June 30, 2020.

The Company recorded $9.4 million of net provision release during the first six months of 2021, compared to $16.4 million of net provision expense during the same period in 2020. The provision release was driven by strong asset quality and an improved outlook in the CECL model’s underlying economic forecast. Net charge-offs totaled 0.04% of total loans during the first six months of 2021 and 2020. Non-performing loans to total loans improved 10 basis points to 0.32%, compared to 0.42% at June 30, 2020. The allowance for credit losses totaled 1.14% of total loans, compared to 1.26% at June 30, 2020.

Non-interest income totaled $58.6 million, representing a decrease of $3.7 million or 6.0%. Mortgage banking income decreased $7.9 million due to lower refinance activity during 2021. Service charges and bank card fees increased a combined $1.3 million. Other non-interest income increased $2.9 million due to $2.4 million of gains on fixed assets sales from the banking center consolidations during the first six months of 2021.

Non-interest expense totaled $96.0 million, a decrease of $6.4 million or 6.3% driven by lower mortgage-related compensation as well as the Company’s strategic efforts to improve operating efficiency. Salaries and benefits decreased $4.7 million largely due to lower mortgage banking related compensation. Occupancy and equipment decreased $1.3 million largely due to efficiencies gained from the completion of the previously announced banking center consolidations. Problem asset workout expenses decreased $0.5 million.

Income tax expense totaled $11.1 million, an increase of $3.5 million, driven by 2021’s higher pre-tax income. Included in income tax expense was $0.4 million of tax benefit and $0.1 million of tax expense from stock compensation activity during the first six months of 2021 and 2020, respectively. Adjusting for stock compensation activity, the effective tax rate for the first six months of 2021 was 18.5%, compared to 18.3% in the prior period.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Tuesday, July 27, 2021. Interested parties may listen to this call by dialing (888) 394-8218 (United States) / 0800 358 6377 (United Kingdom) using the confirmation code of 8424776 and asking for the NBHC Q2 2021 Earnings Call. A telephonic replay of the call will be available beginning approximately four hours after the call’s completion through August 1, 2021, by dialing (888) 203-1112 using the confirmation code of 8424776. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to stakeholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 82 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Texas, Utah and New Mexico. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. NBH Bank operates under the following brand names: Community Banks of Colorado and Community Banks Mortgage, a division of NBH Bank, in Colorado, Bank Midwest and Bank Midwest Mortgage in Kansas and Missouri, and Hillcrest Bank and Hillcrest Bank Mortgage in Texas, Utah and New Mexico. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase or our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; adverse effects due to the novel Coronavirus Disease 2019 (COVID-19) on the Company and its clients, counterparties, employees, and third-party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media: Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Total interest and dividend income	$48,450	$49,213	$53,744	$97,663	$112,412
Total interest expense	3,582	3,992	6,416	7,574	14,737
Net interest income	44,868	45,221	47,328	90,089	97,675
Taxable equivalent adjustment	1,279	1,268	1,301	2,547	2,568
Net interest income FTE(1)	46,147	46,489	48,629	92,636	100,243
Provision (release) expense for loan losses	(5,850)	(3,575)	10,271	(9,425)	16,430
Net interest income after provision for loan losses FTE(1)	51,997	50,064	38,358	102,061	83,813
Non-interest income:
Service charges	3,568	3,474	3,094	7,042	7,220
Bank card fees	4,614	4,073	3,654	8,687	7,167
Mortgage banking income	13,979	22,379	30,630	36,358	44,303
Other non-interest income	3,105	3,400	1,459	6,505	3,651
OREO-related income	—	35	—	35	28
Total non-interest income	25,266	33,361	38,837	58,627	62,369
Non-interest expense:
Salaries and benefits	31,439	33,523	36,457	64,962	69,637
Occupancy and equipment	6,131	6,550	7,078	12,681	13,976
Professional fees	649	742	759	1,391	1,368
Other non-interest expense	7,019	6,853	6,778	13,872	13,779
Problem asset workout	294	438	629	732	1,277
Loss (gain) on sale of OREO, net	221	(29)	55	192	94
Core deposit intangible asset amortization	296	296	296	592	592
Banking center consolidation-related expense	294	1,295	1,708	1,589	1,708
Total non-interest expense	46,343	49,668	53,760	96,011	102,431

Income before income taxes FTE(1)	30,920	33,757	23,435	64,677	43,751
Taxable equivalent adjustment	1,279	1,268	1,301	2,547	2,568
Income before income taxes	29,641	32,489	22,134	62,130	41,183
Income tax expense	5,441	5,677	4,429	11,118	7,654
Net income	$24,200	$26,812	$17,705	$51,012	$33,529
Earnings per share - basic	$0.78	$0.87	$0.57	$1.65	$1.08
Earnings per share - diluted	0.77	0.86	0.57	1.63	1.08

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
ASSETS
Cash and cash equivalents	$1,004,493	$822,518	$605,565	$142,385
Investment securities available-for-sale	605,798	666,915	661,955	610,735
Investment securities held-to-maturity	687,635	520,823	376,615	215,183
Non-marketable securities	14,741	15,493	16,493	30,188
Loans	4,300,757	4,303,246	4,353,726	4,782,383
Allowance for credit losses	(49,030)	(55,057)	(59,777)	(60,465)
Loans, net	4,251,727	4,248,189	4,293,949	4,721,918
Loans held for sale	134,805	228,888	247,813	204,856
Other real estate owned	5,124	5,669	4,730	6,491
Premises and equipment, net	95,019	101,830	106,982	110,019
Goodwill	115,027	115,027	115,027	115,027
Intangible assets, net	22,360	20,205	17,928	12,175
Other assets	199,399	203,944	212,893	216,454
Total assets	$7,136,128	$6,949,501	$6,659,950	$6,385,431
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,437,328	$2,295,704	$2,111,045	$1,502,948
Interest bearing demand deposits	555,865	557,850	514,286	955,951
Savings and money market	2,240,359	2,199,420	2,064,769	1,903,427
Total transaction deposits	5,233,552	5,052,974	4,690,100	4,362,326
Time deposits	924,501	948,676	986,132	1,051,563
Total deposits	6,158,053	6,001,650	5,676,232	5,413,889
Securities sold under agreements to repurchase	22,957	19,405	22,897	24,504
Federal Home Loan Bank advances	—	—	—	15,000
Other liabilities	103,252	96,456	140,130	155,071
Total liabilities	6,284,262	6,117,511	5,839,259	5,608,464
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,011,200	1,010,798	1,011,362	1,008,773
Retained earnings	260,821	243,446	223,175	180,537
Treasury stock	(422,365)	(423,254)	(424,127)	(425,053)
Accumulated other comprehensive income, net of tax	1,695	485	9,766	12,195
Total shareholders' equity	851,866	831,990	820,691	776,967
Total liabilities and shareholders' equity	$7,136,128	$6,949,501	$6,659,950	$6,385,431
SHARE DATA
Average basic shares outstanding	30,947,206	30,828,262	30,784,896	30,731,758
Average diluted shares outstanding	31,226,351	31,143,322	31,032,648	30,857,606
Ending shares outstanding	30,800,985	30,715,790	30,634,291	30,569,011
Common book value per share	$27.66	$27.09	$26.79	$25.42
Tangible common book value per share(1) (non-GAAP)	24.01	23.41	23.09	21.67
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	23.95	23.40	22.77	21.27
CAPITAL RATIOS
Average equity to average assets	11.95%	12.36%	12.27%	12.21%
Tangible common equity to tangible assets(1)	10.53%	10.52%	10.80%	10.56%
Tier 1 leverage ratio	10.57%	10.80%	10.70%	10.53%
Common equity tier 1 risk-based capital ratio	15.31%	15.23%	14.70%	13.21%
Tier 1 risk-based capital ratio	15.31%	15.23%	14.70%	13.21%
Total risk-based capital ratio	16.27%	16.30%	15.83%	14.26%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			June 30, 2021		June 30, 2021
			vs. March 31, 2021		vs. June 30, 2020
	June 30, 2021	March 31, 2021	% Change	June 30, 2020	% Change
Originated:
Commercial:
Commercial and industrial	$1,253,745	$1,177,764	6.5%	$1,360,679	(7.9)%
Municipal and non-profit	860,740	850,663	1.2%	912,287	(5.7)%
Owner-occupied commercial real estate	479,286	476,625	0.6%	455,846	5.1%
Food and agribusiness	195,095	178,419	9.3%	213,789	(8.7)%
PPP loans(1)	129,643	217,697	(40.4)%	348,689	(62.8)%
Total commercial	2,918,509	2,901,168	0.6%	3,291,290	(11.3)%
Commercial real estate non-owner occupied	570,252	553,184	3.1%	540,412	5.5%
Residential real estate	600,124	604,001	(0.6)%	631,032	(4.9)%
Consumer	17,942	17,671	1.5%	20,370	(11.9)%
Total originated	4,106,827	4,076,024	0.8%	4,483,104	(8.4)%

Acquired:
Commercial:
Commercial and industrial	18,710	20,405	(8.3)%	27,461	(31.9)%
Municipal and non-profit	359	370	(3.0)%	593	(39.5)%
Owner-occupied commercial real estate	40,435	50,607	(20.1)%	65,052	(37.8)%
Food and agribusiness	3,913	4,129	(5.2)%	6,237	(37.3)%
Total commercial	63,417	75,511	(16.0)%	99,343	(36.2)%
Commercial real estate non-owner occupied	67,368	81,176	(17.0)%	101,412	(33.6)%
Residential real estate	62,805	70,141	(10.5)%	97,982	(35.9)%
Consumer	340	394	(13.7)%	542	(37.3)%
Total acquired	193,930	227,222	(14.7)%	299,279	(35.2)%
Total loans	$4,300,757	$4,303,246	(0.1)%	$4,782,383	(10.1)%

(1)	PPP loan balances are net of fees and costs and include principal totaling $134,632, $223,867 and $358,798 as of June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

Originations(1)

	Second quarter	First quarter	Fourth quarter	Third quarter	Second quarter
	2021	2021	2020	2020	2020
Commercial:
Commercial and industrial	$147,030	$23,390	$96,625	$11,354	$(8,726)
Municipal and non-profit	25,131	7,999	25,348	6,083	49,679
Owner occupied commercial real estate	48,225	27,093	36,085	23,758	22,078
Food and agribusiness	26,956	(10,104)	19,191	13,876	(10,480)
PPP loans	—	121,141	—	122	358,798
Total commercial	247,342	169,519	177,249	55,193	411,349
Commercial real estate non-owner occupied	58,532	49,195	52,018	24,937	18,992
Residential real estate	53,962	74,145	41,355	49,786	29,024
Consumer	2,267	1,353	1,858	2,980	2,206
Total	$362,103	$294,212	$272,480	$132,896	$461,571

(1)

Originations are defined as closed end funded loans and net fundings under revolving lines of credit. Net funding under revolving lines of credit were $59,520, ($26,395), $50,982, ($27,899) and ($55,826) as of the second and first quarters of 2021 and the fourth, third and second quarters of 2020, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,077,142	$40,036	3.94%	$4,004,994	$39,560	4.01%	$4,432,725	$42,440	3.85%
Acquired loans	211,126	3,923	7.45%	238,468	5,128	8.72%	312,723	6,722	8.65%
Loans held for sale	159,068	1,213	3.06%	231,521	1,517	2.66%	157,887	1,310	3.34%
Investment securities available-for-sale	638,039	2,397	1.50%	686,731	2,485	1.45%	607,132	3,050	2.01%
Investment securities held-to-maturity	572,534	1,723	1.20%	421,119	1,416	1.34%	189,360	1,201	2.54%
Other securities	15,079	209	5.54%	15,818	210	5.31%	30,087	310	4.12%
Interest earning deposits and securities purchased under agreements to resell	888,600	228	0.10%	639,273	165	0.10%	36,758	12	0.13%
Total interest earning assets FTE(2)	$6,561,588	$49,729	3.04%	$6,237,924	$50,481	3.28%	$5,766,672	$55,045	3.84%
Cash and due from banks	$78,148			$81,253			$76,041
Other assets	472,142			495,222			532,867
Allowance for credit losses	(54,984)			(58,915)			(56,984)
Total assets	$7,056,894			$6,755,484			$6,318,596
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,789,681	$1,572	0.23%	$2,645,487	$1,652	0.25%	$2,719,433	$1,951	0.29%
Time deposits	937,579	2,004	0.86%	967,447	2,335	0.98%	1,048,772	4,136	1.59%
Securities sold under agreements to repurchase	19,891	6	0.12%	21,377	5	0.09%	23,485	18	0.31%
Federal Home Loan Bank advances	—	—	0.00%	—	—	0.00%	163,263	311	0.77%
Total interest bearing liabilities	$3,747,151	$3,582	0.38%	$3,634,311	$3,992	0.45%	$3,954,953	$6,416	0.65%
Demand deposits	$2,368,810			$2,165,868			$1,436,671
Other liabilities	97,817			120,607			155,379
Total liabilities	6,213,778			5,920,786			5,547,003
Shareholders' equity	843,116			834,698			771,593
Total liabilities and shareholders' equity	$7,056,894			$6,755,484			$6,318,596
Net interest income FTE(2)		$46,147			$46,489			$48,629
Interest rate spread FTE(2)			2.66%			2.83%			3.19%
Net interest earning assets	$2,814,437			$2,603,613			$1,811,719
Net interest margin FTE(2)			2.82%			3.02%			3.39%
Average transaction deposits	$5,158,491			$4,811,355			$4,156,104
Average total deposits	6,096,070			5,778,802			5,204,876
Ratio of average interest earning assets to average interest bearing liabilities	175.11%			171.64%			145.81%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,279, $1,268 and $1,301 for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the six months ended June 30, 2021			For the six months ended June 30, 2020
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,041,268	$79,596	3.97%	$4,237,946	$87,419	4.15%
Acquired loans	224,722	9,051	8.12%	328,165	15,601	9.56%
Loans held for sale	195,094	2,730	2.82%	130,411	2,246	3.46%
Investment securities available-for-sale	662,250	4,882	1.47%	617,027	6,445	2.09%
Investment securities held-to-maturity	497,245	3,139	1.26%	189,211	2,436	2.57%
Other securities	15,446	419	5.43%	29,920	724	4.84%
Interest earning deposits and securities purchased under agreements to resell	764,626	393	0.10%	29,858	109	0.73%
Total interest earning assets FTE(2)	$6,400,651	$100,210	3.16%	$5,562,538	$114,980	4.16%
Cash and due from banks	$79,692			$75,412
Other assets	483,617			503,669
Allowance for credit losses	(56,938)			(50,895)
Total assets	$6,907,022			$6,090,724
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,717,983	$3,224	0.24%	$2,608,281	$4,839	0.37%
Time deposits	952,431	4,339	0.92%	1,052,732	8,574	1.64%
Securities sold under agreements to repurchase	20,630	11	0.11%	34,192	115	0.68%
Federal Home Loan Bank advances	—	—	0.00%	191,308	1,209	1.27%
Total interest bearing liabilities	$3,691,044	$7,574	0.41%	$3,886,513	$14,737	0.76%
Demand deposits	$2,267,900			$1,286,972
Other liabilities	109,148			144,253
Total liabilities	6,068,092			5,317,738
Shareholders' equity	838,930			772,986
Total liabilities and shareholders' equity	$6,907,022			$6,090,724
Net interest income FTE(2)		$92,636			$100,243
Interest rate spread FTE(2)			2.75%			3.40%
Net interest earning assets	$2,709,607			$1,676,025
Net interest margin FTE(2)			2.92%			3.62%
Average transaction deposits	$4,985,883			$3,895,253
Average total deposits	5,938,314			4,947,985
Ratio of average interest earning assets to average interest bearing liabilities	173.41%			143.12%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $2,547 and $2,568 for the six months ended June 30, 2021 and June 30, 2020, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	June 30, 2021	March 31, 2021	June 30, 2020
Beginning allowance for credit losses	$55,057	$59,777	$50,956
Charge-offs	(925)	(302)	(852)
Recoveries	198	182	236
Provision (release) expense	(5,300)	(4,600)	10,125
Ending allowance for credit losses ("ACL")	$49,030	$55,057	$60,465
Ratio of annualized net charge-offs to average total loans during the period	0.07%	0.01%	0.05%
Ratio of annualized net charge-offs to average total loans excluding PPP loans during the period	0.07%	0.01%	0.05%
Ratio of ACL to total loans outstanding at period end	1.14%	1.28%	1.26%
Ratio of ACL to total loans outstanding excluding PPP loans at period end	1.18%	1.35%	1.36%
Ratio of ACL to total non-performing loans at period end	353.22%	336.25%	302.34%
Total loans	$4,300,757	$4,303,246	$4,782,383
Average total loans during the period	4,312,128	4,277,481	4,794,466
Average total loans excluding PPP loans during the period	4,112,172	4,098,898	4,512,010
Total non-performing loans	13,881	16,374	19,999

Past Due and Non-accrual Loans

	June 30, 2021	March 31, 2021	June 30, 2020
Loans 30-89 days past due and still accruing interest	$2,098	$1,867	$3,932
Loans 90 days past due and still accruing interest	767	1,021	2,444
Non-accrual loans	13,881	16,374	19,999
Total past due and non-accrual loans	$16,746	$19,262	$26,375
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.34%	0.40%	0.47%

Asset Quality Data

	June 30, 2021	March 31, 2021	June 30, 2020
Non-performing loans	$13,881	$16,374	$19,999
OREO	5,124	5,669	6,491
Other repossessed assets	—	17	—
Total non-performing assets	$19,005	$22,060	$26,490
Accruing restructured loans	$11,844	$13,822	$20,284
Total non-performing loans to total loans	0.32%	0.38%	0.42%
Total non-performing loans to total loans excluding PPP loans	0.33%	0.40%	0.45%
Total non-performing assets to total loans and OREO	0.44%	0.51%	0.55%
Total non-performing assets to total loans and OREO excluding PPP loans	0.46%	0.54%	0.60%

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios(1)

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Return on average assets	1.38%	1.61%	1.13%	1.49%	1.11%
Return on average tangible assets(2)	1.41%	1.65%	1.16%	1.53%	1.14%
Return on average equity	11.51%	13.03%	9.23%	12.26%	8.72%
Return on average tangible common equity(2)	13.41%	15.20%	10.98%	14.29%	10.38%
Loan to deposit ratio (end of period)	69.84%	71.70%	88.34%	69.84%	88.34%
Non-interest bearing deposits to total deposits (end of period)	39.58%	38.25%	27.76%	39.58%	27.76%
Net interest margin(4)	2.74%	2.94%	3.30%	2.84%	3.53%
Net interest margin FTE(2)(4)	2.82%	3.02%	3.39%	2.92%	3.62%
Interest rate spread FTE(2)(5)	2.66%	2.83%	3.19%	2.75%	3.40%
Yield on earning assets(3)	2.96%	3.20%	3.75%	3.08%	4.06%
Yield on earning assets FTE(2)(3)	3.04%	3.28%	3.84%	3.16%	4.16%
Cost of interest bearing liabilities(3)	0.38%	0.45%	0.65%	0.41%	0.76%
Cost of deposits	0.24%	0.28%	0.47%	0.26%	0.55%
Non-interest income to total revenue FTE(2)	35.38%	41.78%	44.40%	38.76%	38.35%
Non-interest expense to average assets	2.63%	2.98%	3.42%	2.80%	3.38%
Efficiency ratio	65.66%	62.83%	62.05%	64.16%	63.63%
Efficiency ratio FTE(2)	64.48%	61.83%	61.13%	63.08%	62.63%

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.32%	0.38%	0.42%	0.32%	0.42%
Non-performing loans to total loans excluding PPP loans	0.33%	0.40%	0.45%	0.33%	0.45%
Non-performing assets to total loans and OREO	0.44%	0.51%	0.55%	0.44%	0.55%
Non-performing assets to total loans and OREO excluding PPP loans	0.46%	0.54%	0.60%	0.46%	0.60%
Allowance for credit losses to total loans	1.14%	1.28%	1.26%	1.14%	1.26%
Allowance for credit losses to total loans excluding PPP loans	1.18%	1.35%	1.36%	1.18%	1.36%
Allowance for credit losses to non-performing loans	353.22%	336.25%	302.34%	353.22%	302.34%
Net charge-offs to average loans(1)	0.07%	0.01%	0.05%	0.04%	0.04%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(4)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)	Non-performing loans consist of non-accruing loans and restructured loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
Total shareholders' equity	$851,866	$831,990	$820,691	$776,967
Less: goodwill and core deposit intangible assets, net	(121,983)	(122,280)	(122,575)	(123,166)
Add: deferred tax liability related to goodwill	9,612	9,384	9,155	8,698
Tangible common equity (non-GAAP)	$739,495	$719,094	$707,271	$662,499

Total assets	$7,136,128	$6,949,501	$6,659,950	$6,385,431
Less: goodwill and core deposit intangible assets, net	(121,983)	(122,280)	(122,575)	(123,166)
Add: deferred tax liability related to goodwill	9,612	9,384	9,155	8,698
Tangible assets (non-GAAP)	$7,023,757	$6,836,605	$6,546,530	$6,270,963

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	11.94%	11.97%	12.32%	12.17%
Less: impact of goodwill and core deposit intangible assets, net	(1.41)%	(1.45)%	(1.52)%	(1.61)%
Tangible common equity to tangible assets (non-GAAP)	10.53%	10.52%	10.80%	10.56%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$739,495	$719,094	$707,271	$662,499
Divided by: ending shares outstanding	30,800,985	30,715,790	30,634,291	30,569,011
Tangible common book value per share (non-GAAP)	$24.01	$23.41	$23.09	$21.67

Tangible common book value per share, excluding accumulated other comprehensive income calculations:
Tangible common equity (non-GAAP)	$739,495	$719,094	$707,271	$662,499
Accumulated other comprehensive income, net of tax	(1,695)	(485)	(9,766)	(12,195)
Tangible common book value, excluding accumulated other comprehensive income, net of tax (non-GAAP)	737,800	718,609	697,505	650,304
Divided by: ending shares outstanding	30,800,985	30,715,790	30,634,291	30,569,011
Tangible common book value per share, excluding accumulated other comprehensive income, net of tax (non-GAAP)	$23.95	$23.40	$22.77	$21.27

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net income	$24,200	$26,812	$17,705	$51,012	$33,529
Add: impact of core deposit intangible amortization expense, after tax	228	228	227	455	454
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$24,428	$27,040	$17,932	$51,467	$33,983

Average assets	$7,056,894	$6,755,484	$6,318,596	$6,907,022	$6,090,724
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(112,552)	(113,074)	(114,631)	(112,698)	(114,779)
Average tangible assets (non-GAAP)	$6,944,342	$6,642,410	$6,203,965	$6,794,324	$5,975,945

Average shareholders' equity	$843,116	$834,698	$771,593	$838,930	$772,986
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(112,552)	(113,074)	(114,631)	(112,698)	(114,779)
Average tangible common equity (non-GAAP)	$730,564	$721,624	$656,962	$726,232	$658,207

Return on average assets	1.38%	1.61%	1.13%	1.49%	1.11%
Return on average tangible assets (non-GAAP)	1.41%	1.65%	1.16%	1.53%	1.14%
Return on average equity	11.51%	13.03%	9.23%	12.26%	8.72%
Return on average tangible common equity (non-GAAP)	13.41%	15.20%	10.98%	14.29%	10.38%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Interest income	$48,450	$49,213	$53,744	$97,663	$112,412
Add: impact of taxable equivalent adjustment	1,279	1,268	1,301	2,547	2,568
Interest income FTE (non-GAAP)	$49,729	$50,481	$55,045	$100,210	$114,980

Net interest income	$44,868	$45,221	$47,328	$90,089	$97,675
Add: impact of taxable equivalent adjustment	1,279	1,268	1,301	2,547	2,568
Net interest income FTE (non-GAAP)	$46,147	$46,489	$48,629	$92,636	$100,243

Average earning assets	$6,561,588	$6,237,924	$5,766,672	$6,400,651	$5,562,538
Yield on earning assets	2.96%	3.20%	3.75%	3.08%	4.06%
Yield on earning assets FTE (non-GAAP)	3.04%	3.28%	3.84%	3.16%	4.16%
Net interest margin	2.74%	2.94%	3.30%	2.84%	3.53%
Net interest margin FTE (non-GAAP)	2.82%	3.02%	3.39%	2.92%	3.62%

Efficiency Ratio

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net interest income	$44,868	$45,221	$47,328	$90,089	$97,675
Add: impact of taxable equivalent adjustment	1,279	1,268	1,301	2,547	2,568
Net interest income, FTE (non-GAAP)	$46,147	$46,489	$48,629	$92,636	$100,243

Non-interest income	$25,266	$33,361	$38,837	$58,627	$62,369

Non-interest expense	$46,343	$49,668	$53,760	$96,011	$102,431
Less: core deposit intangible asset amortization	(296)	(296)	(296)	(592)	(592)
Non-interest expense, adjusted for core deposit intangible asset amortization	$46,047	$49,372	$53,464	$95,419	$101,839

Efficiency ratio	65.66%	62.83%	62.05%	64.16%	63.63%
Efficiency ratio FTE (non-GAAP)	64.48%	61.83%	61.13%	63.08%	62.63%